Exhibit 99.1

NetApp Appoints Paul Fipps to the Board of Directors

SAN JOSE, Calif. – January 12, 2026 – NetApp® (NASDAQ: NTAP), the intelligent data infrastructure company, today announced that Paul Fipps, President of Global Customer Operations at ServiceNow, has joined its Board of Directors. The board now has ten directors, nine of whom are independent, and 50% of whom have been appointed within the last five years.

Fipps brings more than 20 years of experience driving technology-enabled growth and customer transformation. At ServiceNow, he currently leads global sales, customer success, partner ecosystems, and field operations. He previously served as EVP of Worldwide Sales at ServiceNow and as President of Under Armour Connected Fitness and Chief Experience Officer at Under Armour, overseeing global direct-to-consumer, connected fitness, and digital experiences. He also previously served on the advisory board of Quantum Metric. Fipps holds a B.S. in Information Systems, an MBA from the University of Baltimore, and is a graduate of The Wharton School’s Advanced Management Program.

“Paul’s proven ability to align sales execution, customer success, and partner ecosystems will be instrumental as we help customers build intelligent data infrastructure to power their most critical workloads,” said George Kurian, Chief Executive Officer at NetApp. “His customer-first mindset and operational rigor, combined with a track record of transforming digital experiences at global scale, will strengthen execution and accelerate innovation, positioning NetApp as the trusted leader for AI-ready data.”

“Paul uniquely brings both strategic insight and operational excellence, bolstering the Board’s ability to guide NetApp through its next phase of growth,” said Mike Nevens, Board Chair at NetApp. “His proven experience integrating and deploying AI solutions is critical to NetApp's continued success as it helps customers build intelligent data infrastructures that deliver transformative results. Paul’s track record of building high-performing global organizations and driving customer success, coupled with his AI solutions expertise perfectly aligns to our vision for innovation and growth.”

“I’m honored to join NetApp’s Board at such a pivotal moment, as data is the foundation for innovation in the AI era,” said Fipps. “NetApp has a clear and trusted leadership position in helping customers harness data for AI and digital transformation. I look forward to partnering with the Board and leadership team to support NetApp’s long-term growth and customer impact worldwide.”

About NetApp

For more than three decades, NetApp has helped the world’s leading organizations navigate change – from the rise of enterprise storage to the intelligent era defined by data and AI. Today, NetApp is the Intelligent Data Infrastructure company, helping customers turn data into a catalyst for innovation, resilience, and growth.

At the heart of that infrastructure is the NetApp data platform – the unified, enterprise-grade, intelligent foundation that connects, protects, and activates data across every cloud, workload, and environment. Built on the proven power of NetApp ONTAP, our leading data management software and OS, and enhanced by automation through the AI Data Engine and AFX, it delivers observability, resilience, and intelligence at scale.

Disaggregated by design, the NetApp data platform separates storage, services, and control so enterprises can modernize faster, scale efficiently, and innovate without lock-in. As the only enterprise storage platform natively embedded in the world’s largest clouds, it gives organizations the freedom to run any workload anywhere with consistent performance, governance, and protection.

With NetApp, data is always ready – ready to defend against threats, ready to power AI, and ready to drive the next breakthrough. That’s why the world’s most forward-thinking enterprises trust NetApp to turn intelligence into advantage.

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Media Contact:
Kenya Hayes
NetApp
kenya.hayes@netapp.com

Investor Contact:
Kris Newton
NetApp
kris.newton@netapp.com